Exhibit  4.12  -  Second  Amendment   Agreement  dated  August  6,2001,  to  the
Last-In-First-Out Credit Agreement


                           SECOND AMENDMENT AGREEMENT

         This Second Amendment Agreement (this "Amendment") is made as of August 6, 2001, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Last-In-First-Out Credit Agreement dated as of June 5, 2001, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans aggregating Thirty-Five Million Dollars ($35,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

     1. Amendment to Definitions. Article I of the Credit Agreement is hereby amended to delete the definitions of "Level
          I Availability", "Level II Availability" and "Level III Availability" therefrom and to insert in place thereof, respectively, the following:

                  "Level I Availability" shall have the meaning given to such term in Section 2.2(a) hereof.

                  "Level II Availability" shall have the meaning given to such term in Section 2.2(b) hereof.

                  "Level III Availability" shall have the meaning given to such term in Section 2.2(c) hereof.

     2. Amendment to Mandatory Payment. Section 2.9 of the Credit Agreement is hereby amended to add the following new paragraph thereto:

                  On the last day of FQE November 30, 2001, Borrower shall make a mandatory prepayment of the Loans in the amount of Five Million Dollars ($5,000,000). On the last day of FQE May 31, 2002, Borrower shall make a mandatory prepayment of the Loans in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000). On the last day of FQE August 31, 2002, Borrower shall make a mandatory prepayment of the Loans in the amount of Five Million Dollars ($5,000,000). If, at any time that any prepayment required to be made under this paragraph is made, there are no Loans then outstanding, or if the amount of Loans then outstanding shall be less than the amount of the mandatory prepayment due on such date, then such payment, or the remainder of such payment, as the case may be, shall be paid to the Collateral Agent, for the benefit of the Lenders (as defined in the Intercreditor Agreement, as defined in the Subordination Agreement). Such payment shall be distributed to the Lenders on a Pro Rata (as defined in the Intercreditor Agreement) basis, provided that, for the purposes of allocation of such payment, Pro Rata shall be determined on the date that such payment was made. In addition, on the date of any prepayment required to be made pursuant to this paragraph, if there shall be any Loans outstanding, then (a) the maximum amount of the Revolving Credit Commitment available pursuant to Section 2.2 hereof shall be permanently reduced by an amount equal to the lesser of (i) the aggregate principal amount of the Loans outstanding on such date, or
         (ii) the amount of the mandatory prepayment due under this paragraph on such date, and (b) a reserve shall be established in the Borrowing Base in an amount equal to the lesser of (i) the aggregate principal amount of the Loans outstanding on such date, or (ii) the amount of the mandatory prepayment due under this paragraph on such date.

     3. Amendment to Financial Reporting. Article IV of the Credit Agreement is hereby amended to delete Section
          4.3 therefrom and to insert in place thereof the following:

     Section   4.3.   Borrowing   Base   Certificate;   Financial   Information.

                  (a) Commencing June 19, 2001, and on each Tuesday of each week thereafter Borrower shall deliver by 11:00 A.M. (or such later time as shall be agreed to by Agent) to Agent and the Banks, a Borrowing Base Certificate certified by a Financial Officer, each such Borrowing Base Certificate to be effective as of the close of business of the immediately preceding Friday.

                  (b) On the fourth Tuesday following the end of each fiscal month of Borrower, Borrower shall deliver to Agent and the Banks copies of all accounts receivable aged trial balances, accounts payable agings, inventory reports and other financial information necessary to support the amounts and calculations presented in the Borrowing Base Certificate delivered as of the most recent fiscal month end, together with reconciliations of the total amounts shown on each such accounts receivable, accounts payable and inventory detail report to those shown in each corresponding general ledger account of Borrower.

                  (c) Within twenty-five (25) days after the end of each month, Borrower shall furnish to Agent and the Banks balance sheets of Borrower as of the end of such period and statements of income (loss), all prepared on a Consolidated and consolidating basis, in accordance with Borrower's normal internal financial reporting practices, consistently applied, and certified by a Financial Officer of Borrower.

                  (d) Within forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of Borrower, Borrower shall furnish to Agent and the Banks balance sheets of Borrower as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Agent and the Banks and certified by a Financial Officer of Borrower.

                  (e) Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall furnish to Agent and the Banks an annual audit report of Borrower for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to Agent and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect.

                  (f) Concurrently with the delivery of the financial statements in subparts (d) and (e) above, Borrower shall deliver to Agent and the Banks a breakdown of the financial information provided pursuant to subpart (e) above to separately reflect information with respect to (i) U.S. operations and (ii) foreign operations, in form and detail satisfactory to Agent and certified by a Financial Officer of Borrower.

                  (g) Concurrently with the delivery of the financial statements in (d) and (e) above, Borrower shall furnish to Agent and the Banks a compliance certificate in the form of Exhibit C hereto.

                  (h) With the delivery of the quarterly and annual financial statements in (d) and (e) above, Borrower shall furnish to Agent and the Banks a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties.

                  (i) As soon as available, Borrower shall furnish to Agent and the Banks copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities.

                  (j) Within fourteen (14) days of Agent's written request, Borrower shall furnish to each Bank such other information about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent and certified by a Financial Officer of the Company or Companies in question.

     4. Amendment to Financial Covenants. Article IV of the Credit Agreement is hereby amended to delete Section
          4.7 therefrom and to insert in place thereof the following:

                  Section 4.7.      Financial Covenants.

     (a) Definitions. As used in this Section 4.7, the following terms shall have the following meanings:

                  "Adjusted Net Worth Ratio" shall mean, as of the last day of the most recently completed fiscal quarter of the Companies, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Liabilities, to (b) Consolidated Tangible Net Worth.

                  "Consolidated   Capital  Expenditures"  shall  mean,  for  any
         period, the amount of capital expenditures of the Companies, as determined on a Consolidated basis and in accordance with GAAP.

                  "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net
         Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense, (c) Consolidated Depreciation and Amortization Charges, (d) provisions charged to income for future outlays, less amounts expended in cash with respect to such provisions or similar provisions charged during the current period or previous periods, and (e) losses, net of gains, on sales of PPE.

                  "Consolidated Free Cash Flow" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, an amount equal to:

                  (a)      the sum of:

                           (i)      Consolidated EBITDA for such period;

                           (ii)     an amount equal to the sum of:

                         (A) the  Accounts  Receivable  on the first day of such
                    period minus the Accounts Receivable on the last day of such period,

                         (B) the Inventory on the first day of such period minus
                    the Inventory on the last day of such period,

                         (C) the  Prepaids on the first day of such period minus
                    the Prepaids on the last day of such period,

                         (D) the Accounts Payable on the last day of such period
                    minus the Accounts Payable on the first day of such period, and

                         (E) the  Accrued  Liabilities  on the  last day of such
                    period minus the Accrued Liabilities on the first day of such period; and

                           (iii)    an amount equal to:

                                    (A)     the sum of:

                                            (1) the amount, if any, by which the
                                    Deferred Items Classified as Assets on the last day of such period are less than the Deferred Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Deferred Items Classified as Liabilities on the first day of such period are less than the Deferred Items Classified as Liabilities on the last day of such period; minus

                                    (B)     the sum of:

                                            (1) the amount, if any, by which the
                                    Deferred Items Classified as Assets on the last day of such period exceed the Deferred Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Deferred Items Classified as Liabilities on the first day of such period exceed the Deferred Items Classified as Liabilities on the last day of such period; plus

                                    (C)     the sum of:

                                            (1) the amount, if any, by which the
                                    Other Non-Current Items Classified as Assets on the last day of such period are less than the Other Non-Current Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Other   Non-Current   Items   Classified  as
                                    Liabilities on the first day of such period are less than the Other Non-Current Items Classified as Liabilities on the last day of such period; minus

                                    (D)     the sum of:

                                            (1) the amount, if any, by which the
                                    Other Non-Current Items Classified as Assets on the last day of such period exceed the Other Non-Current Items Classified as Assets on the first day of such period, and

                                            (2) the amount, if any, by which the
                                    Other   Non-Current   Items   Classified  as
                                    Liabilities on the first day of such period exceed the Other Non-Current Classified as Liabilities on the last day of such period; minus

                         (E) Consolidated  Capital  Expenditures for such period
                    (less net cash proceeds of the sale of PPE); minus

                  (b) the aggregate amount of principal payments made during such period by Casting Technology Company, an Indiana general partnership (together with its successors and assigns, "CTC"), or on behalf of CTC pursuant to the CTC Documents; minus

                  (c) for FQE August 31, 2001, the amount of Five Million Dollars ($5,000,000) (which amount reflects Non-cash Charges, as described in the Quarterly Financial Statements for such period).

         As used in this definition, the words "Accounts Receivable", "Inventory", "Prepaids", "Accounts Payable", "Accrued Liabilities", "Deferred Items" "Non-cash Charges" and "Other Non-Current Items" shall refer to those amounts, respectively, that are reported in the Quarterly Financial Statements for such period. As used in this definition, the words "Deferred Items Classified as Assets" shall mean Deferred Items that are classified as assets of the Companies, the words "Deferred Items Classified as Liabilities" shall mean Deferred Items that are classified as liabilities of the Companies, the words "Other Non-Current Items Classified as Assets" shall mean Other Non-Current Items that are classified as assets of the Companies, and the words "Other Non-Current Items Classified as Liabilities" shall mean Other Non-Current Items that are classified as liabilities of the Companies.

                  "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Companies (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Companies on a Consolidated basis and in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

                  "Consolidated Net Earnings" shall mean, for any period, the net income (loss) of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean, at any date, (a) the net book value (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than the Intangible Assets) of the Companies, minus (b) Consolidated Total Liabilities.

                  "Consolidated Total Liabilities" shall mean the total of items of Indebtedness or liabilities of the Companies that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet of the Companies as of the date of determination, as determined on a Consolidated basis.

                  "Cumulative Domestic Free Cash Flow" shall mean, for any fiscal quarter of the Companies, Cumulative Free Cash Flow for such fiscal quarter, excluding that portion of Cumulative Free Cash Flow for such fiscal quarter that shall be attributable to Foreign Subsidiaries, but including cash payments made during such fiscal quarter to Borrower or any Domestic Subsidiary by any such Foreign Subsidiaries of Indebtedness owing to Borrower or such Domestic Subsidiary.

                  "Cumulative Free Cash Flow" shall mean (a) for FQE August 31, 2001, Consolidated Free Cash Flow for such fiscal quarter, and (b) for any completed fiscal quarter of the Companies after FQE August 31, 2001, the aggregate amount of Consolidated Free Cash Flow for such completed fiscal quarter and all previous completed fiscal quarters ending on or after FQE August 31, 2001.

                  "FQE August 31" shall mean Borrower's fiscal quarter ending August 31.

                  "FQE February 28" shall mean Borrower's fiscal quarter ending on or about February 28.

                  "FQE May 31" shall mean Borrower's fiscal quarter ending on or about May 31.

                  "FQE November 30" shall mean Borrower's fiscal quarter ending on or about November 30.

                           "Intangible Assets" shall mean with respect to the Companies, collectively, all patents, trademarks, goodwill or other intangibles as determined in accordance with GAAP, including, but not limited to, (a) the "Speedline" name and technology associated with the Speedline entities, and (b) the intangible assets associated with the New York Stock Exchange organization.

                  "PPE" shall mean property, plant and equipment as listed in the Quarterly Financial Statements.

                  "Quarterly Financial Statements" shall mean for any fiscal quarter of the Companies, the financial statements delivered by the Companies with respect to such fiscal quarter pursuant to Section 4.3(c) hereof.

                  (b) Adjusted Net Worth Ratio. The Companies shall not suffer or permit at any time the Adjusted Net Worth Ratio to be less than (i)
         5.90 to 1.00 on the last day of FQE August 31, 2001 through the day prior to the last day of FQE November 30, 2001, (ii) 6.40 to 1.00 on the last day of FQE November 30, 2001 through the day prior to the last day of FQE February 28, 2002, (iii) 7.00 to 1.00 on the last day of FQE February 28, 2002 through the day prior to the last day of FQE May 31, 2002, (iv) 6.80 to 1.00 on the last day of FQE May 31, 2002 through the day prior to the last day of FQE August 31, 2002, and (v) 6.50 to 1.00 on the last day of FQE August 31, 2002 and thereafter. The Adjusted Net Worth Ratio shall be calculated only as of the last day of a fiscal quarter and shall not be recalculated until the last day of the next succeeding fiscal quarter.

                  (c) Cumulative Free Cash Flow. The Companies shall not suffer or permit at any time Cumulative Free Cash Flow, to be less than (i) negative Seven Million One Hundred Fifty Thousand Dollars (-$7,150,000) on the last day of FQE August 31, 2001 through the day prior to the last day of FQE November 30, 2001, (ii) Eight Million One Hundred Thousand Dollars ($8,100,000) on the last day of FQE November 30, 2001 through the day prior to the last day of FQE February 28, 2002, (iii) Six Million One Hundred Thousand Dollars ($6,100,000) on the last day of FQE February 28, 2002 through the day prior to the last day of FQE May 31, 2002, (iv) Twenty Million Nine Hundred Thousand Dollars ($20,900,000) on the last day of FQE May 31, 2002 through the day prior to the last day of FQE August 31, 2002, and (v) Thirty-One Million Two Hundred Thousand Dollars ($31,200,000) on the last day of FQE August 31, 2002 and thereafter. Cumulative Free Cash Flow shall be calculated only as of the last day of a fiscal quarter and shall not be recalculated until the last day of the next succeeding fiscal quarter.

                  (d) Cumulative Domestic Free Cash Flow. The Companies shall not suffer or permit at any time Cumulative Domestic Free Cash Flow, for the most recently completed fiscal quarter of the Companies, to be less than (i) negative Seventeen Million Nine Hundred Thousand Dollars (-$17,900,000) on the last day of FQE August 31, 2001 through the day prior to the last day of FQE November 30, 2001, (ii) negative Ten Million Two Hundred Thousand Dollars (-$10,200,000) on the last day of FQE November 30, 2001 through the day prior to the last day of FQE February 28, 2002, (iii) negative Eight Million Eight Hundred Thousand Dollars (-$8,800,000) on the last day of FQE February 28, 2002 through the day prior to the last day of FQE May 31, 2002, (iv) Two Million Five Hundred Thousand Dollars ($2,500,000) on the last day of FQE May 31, 2002 through the day prior to the last day of FQE August 31, 2002, and (v) Eleven Million Six Hundred Thousand Dollars ($11,600,000) on the last day of FQE August 31, 2002 and thereafter. Cumulative Domestic Free Cash Flow shall be calculated only as of the last day of a fiscal quarter and shall not be recalculated until the last day of the next succeeding fiscal quarter.

     5. Amendment to Investments and Loans Covenant. Article IV of the Credit Agreement is hereby amended to delete Section 4.11 therefrom and to insert in place thereof the following:

                  Section 4.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Banks (which consent shall not unreasonably be withheld), (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business; (ii) the holding of Subsidiaries listed on Schedule 6.1 to the Existing Credit Agreement;
         (iii) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment and is not a CTC Company or loans by a Foreign Subsidiary to Borrower or a Guarantor of Payment, (iv) the outstanding loans and guaranties listed on Schedule 4.11 hereto, by the Companies so listed, provided that the principal amount of each such loan or guaranty shall not hereafter be increased, (v) prepaid expenses and advances made by a Company in the ordinary course of business, or
         (vi) advances made by a Company in the ordinary course of business to the employees of such Company in an amount not to exceed, for all
         Companies, the aggregate of Two Hundred Fifty Thousand Dollars ($250,000) at any one time.

     6. Amendment to Add a New Exhibit. The Credit Agreement is hereby amended to add a new Exhibit C
          (Compliance Certificate) thereto in the form of Exhibit C attached hereto.

     7.   Amendment  to Add a New  Schedule.  The  Credit  Agreement  is  hereby
          amended  to  add  a  new   Schedule
          4.11  (Guaranties)  thereto  in the form of  Schedule  4.11 attached hereto.

         8. Extension of Maturity Under KeyBank Note and Firstar Note. Reference is made to the (a) Demand Master Promissory Note, dated February 1, 1994, executed by Borrower in favor of KeyBank National Association, in the original principal amount of Ten Million Dollars ($10,000,000), as the same may from time to time be amended, restated or otherwise modified or replaced (the "KeyBank Note"), and (b) Firstar Bank, N.A. Revolving Loan-Grid Note, dated August 22, 2000, executed by Borrower in favor of Firstar Bank, N.A., in the original principal amount of Ten Million Dollars ($10,000,000), as the same may from time to time be amended, restated or otherwise modified or replaced (the "Firstar Note"). Pursuant to Section 4.20 of the Credit Agreement, Borrower has requested that Agent and the Required Banks consent to the extension of the maturity of the Firstar Note from August 15, 2001 to September 15, 2002, and extension of the maturity of the last advance made under the KeyBank Note from March 14, 2001 to September 15, 2002 (collectively, the "Maturity Extensions"). Agent and the Required Banks, by signing below and provided that Borrower shall not (except in accordance with Section 2.9 of the Credit Agreement) prepay the principal amount owing under the KeyBank Note or the Firstar Note at any time prior to September 15, 2002, consent to the Maturity Extensions.

     9. Level II Availability. Borrower and the Banks hereby acknowledge that the Level II Availability Date occurred on July
          8, 2001.

         10. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         11. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         12. Waiver. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.


         13. Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     14. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

         15. JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                          AMCAST INDUSTRIAL CORPORATION

                                          By:     /s/ Francis J. Drew
                                          Name:       Francis J. Drew
                                          Title:      Vice President


                                          KEYBANK NATIONAL ASSOCIATION,
                                             as Agent and as a Bank

                                          By:     /s/ Dale A. Clayton
                                          Name:       Dale A. Clayton
                                          Title:      Vice President


                                          BANK ONE INDIANA, N.A.

                                          By:     /s/ Michael A Reeves
                                          Name:       Michael A. Reeves
                                          Title:      Vice President


                                          THE BANK OF NEW YORK

                                          By:     /s/ Stephen C. Brennan
                                          Name:       Stephen C. Brennan
                                          Title:      Vice President

                                          FISTAR BANK, N.A.

                                          By:     /s/ Greg Wilson
                                          Name:       Greg Wilson
                                          Title:      AVP


                                          CREDIT AGRICOLE INDOSUEZ

                                          By:     /s/ Larry Materi
                                          Name:       Larry Materi
                                          Title:      Vice President

                                          and     /s/ Paul A. Dytrych
                                          Name:       Paul A. Dytrych
                                          Title:      V.P./ Sr.Relationship Mgr.


                                          COMERICA BANK

                                          By:     /s/ Nicholas G. Mester
                                          Name:       Nicholas G. Mester
                                          Title:      Vice President



                                          NATIONAL CITY BANK

                                          By:    /s/ Neal J. Hinker
                                          Name:      Neal J. Hinker
                                          Title:     Senior Vice President

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                                          For Fiscal Quarter ended

THE UNDERSIGNED HEREBY CERTIFY THAT:

     (1) We are the duly elected President and Chief Financial Officer of AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower");

         (2) We are familiar with the terms of that certain Last-In-First-Out Credit Agreement dated as of June 5, 2001, among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

     (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

         (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 4.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

         IN WITNESS WHEREOF, we have signed this certificate the ___ day of _________, 20___.

                                AMCAST INDUSTRIAL CORPORATION


                                By:
                                Name:
                                Title:


                                And:
                                Name:
                                Title:

                                  SCHEDULE 4.11

                                  (Guaranties)

                               [AMCAST TO PROVIDE]

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Second Amendment Agreement dated as of August 6, 2001. Each of the undersigned specifically acknowledges the terms of and consent to the waivers set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranties of Payment of Debt executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

         Each of the undersigned, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND GUARANTORS, OR ANY THEREOF.

ELKHART PRODUCTS CORPORATION                AMCAST INVESTMENT SERVICES
AMCAST AUTOMOTIVE OF INDIANA,                 CORPORATION
   INC. (fka Wheeltek, Inc.)
AS INTERNATIONAL, INC.                      By:   /s/ Francis J. Drew
                                            Name:     Francis J. Drew
IZUMI, INC.                                 Title:    Vice President
AMCAST CASTING TECHNOLOGIES, INC.
AMCAST INDUSTRIAL FINANCIAL SERVICES, INC.  CASTING TECHNOLOGY COMPANY

By:   /s/ Francis J. Drew
Name:     Francis J. Drew                    By: Amcast Casting
                                                             Technologies, Inc.,
Title:    Vice President                         a General Partner

                                             By:   /s/ Francis J. Drew
                                             Name:     Francis J. Drew
                                             Title:    Vice President